SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 30, 2003 (January 27, 2003)

DTVN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22076	76-0404904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 792-3700

Item 5.    Other Events.

As previously disclosed, on October 2, 2002, the Registrant, its wholly owned subsidiary, DataVoN, Inc., and two other affiliated companies (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in Dallas, Texas (the “Court”). On January 27, 2003, the Debtors filed a consolidated Monthly Operating Report for December 2002 (the “Operating Report”) with the Court. The Operating Report is attached as an exhibit to this Current Report on Form 8-K.

The Registrant cautions readers not to place undue reliance upon the information contained in the Operating Report since it contains unaudited information, and is in a format prescribed by applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report also contains information for periods that may be shorter or otherwise different than those contained in the Registrant’s reports pursuant to the Securities Exchange Act of 1934, as amended. The information contained in the Operating Report is not to be used for investment purposes.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

99.1 Monthly Operating Report of DataVoN, Inc. et al. for December 2002.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2003	DTVN HOLDINGS, INC.

	By:	/s/ Michael G. Donohoe
Michael G. Donohoe General Counsel Senior Vice President and Chief Restructuring Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Monthly Operating Report of DataVoN, Inc. et al. for December 2002.